                                    GUARANTEE

                   (THE UNIVISION NETWORK LIMITED PARTNERSHIP)



     This GUARANTEE ("GUARANTEE"), dated as of September 26, 1996, is made by THE UNIVISION NETWORK LIMITED PARTNERSHIP, a Delaware limited partnership
(the "GUARANTOR"), in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (the "AGENT") for the benefit of the Lenders (as defined in the Credit Agreement referred to below, the "LENDERS").

                                    RECITALS

     A. The Chase Manhattan Bank, a New York banking corporation, as a managing agent, Banque Paribas, a French banking corporation, as a managing agent (collectively, the "MANAGING AGENTS"), the Agent and the Lenders have entered into a Credit Agreement dated as of September 26, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being called the "CREDIT AGREEMENT") with Univision Communications Inc., a Delaware corporation (the "BORROWER").

     B. Guarantor previously executed that certain Guarantee dated as of December 17, 1992 (the "PRIOR GUARANTEE"), in favor of the Agent for the benefit of certain financial institutions party to a Credit Agreement dated as of December 17, 1992 among such financial institutions, the Agent, as agent therefor, the Managing Agents and Univision Television Group, Inc., as amended (the "PRIOR CREDIT AGREEMENT"). Concurrently herewith, borrowings under the Credit Agreement are being used to repay indebtedness under the Prior Credit Agreement. This Guarantee is being given in exchange for the release of the Prior Guarantee.

     C. It is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee. Guarantor desires to execute this Guarantee because it is interested in the financial success of the Borrower and, in addition, anticipates that extensions of credit under the Credit Agreement may be distributed by the Borrower to it or its Subsidiaries.

     D. Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.2 of the Credit Agreement are incorporated herein by reference.

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                                    AGREEMENT

     NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantor hereby agrees as follows:

      SECTION 1.  GUARANTEE.

          (a) The Guarantor hereby unconditionally, continually and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and the other Loan Documents, whether for principal, interest, fees, reimbursement under Letters of Credit, expenses or otherwise and whether accruing before or after the filing of a petition initiating any insolvency, bankruptcy, reorganization or similar proceeding affecting the Borrower or the Guarantor (collectively, the "OBLIGATIONS"); PROVIDED, HOWEVER, that the Guarantor's liability hereunder in respect of the Obligations shall not exceed at any time the greater of (i) the net benefit realized by the Guarantor from proceeds of working capital advances made by the Borrower from the proceeds of extensions of credit under the Credit Agreement to the Guarantor or any of its Subsidiaries from time to time and (ii) the lesser of (A) the Obligations or (B) 95% of (1) the fair salable value of the property of the Guarantor from time to time minus (2) the total liabilities of the Guarantor (including contingent liabilities, but excluding the obligations of the Guarantor hereunder and under any Subordinated Indebtedness of the Guarantor) from time to time. This is a guaranty of payment and not of collection only.

          (b) In addition to the amount stated above (and not limited by the proviso set forth therein), after the occurrence and during the continuance of a Default, the Guarantor agrees to pay or reimburse each Managing Agent, the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Guarantee and any other documents executed in connection herewith or in connection with any refinancing or restructuring of the credit arrangements provided under the Credit Agreement involving this Guarantee in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Agent, the Managing Agents and each Lender and the allocated reasonable cost of internal counsel to the Managing Agents, the Agent and each Lender.

          (c) Without limiting the generality of the foregoing, this Guarantee guarantees, to the extent provided

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herein, the payment of all amounts which constitute part of the Obligations and would be owed by the Borrower to the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or the Guarantor.

          (d) This Guarantee is secured by, among other things, the Guarantor Security Agreement executed by Guarantor in connection herewith and may be secured from time to time in the future by leasehold and/or fee deeds of trust or mortgages on forms and containing terms and conditions acceptable to the Majority Lenders which Guarantor shall provide to the Agent for the benefit of the Lenders, all as more particularly set forth and described in the Credit Agreement.

     SECTION 2. GUARANTEE ABSOLUTE. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, regardless of any Requirement of Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The obligations of the Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, the Guarantor, nor shall any of the following give the Guarantor any recourse or right of action against the Lenders:

          (a) any lack of validity or enforceability of, or any release or discharge of the Borrower or any other Loan Party from liability under, the Credit Agreement or any other Loan Document;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to departure from, the Credit Agreement or any other Loan Document;

          (c) any subordination, compromise, exchange, release, nonperfection or liquidation of any collateral, or any release, amendment or waiver of, or consent to departure from, any other guaranty, for any or all of the Obligations;

          (d) any express or implied amendment, modification, renewal, supplement, extension or acceleration of the Obligations or any of the Loan Documents;

          (e) any exercise or nonexercise by the Lenders of any right or privilege under this Guarantee or any of the other Loan Documents;

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          (f)  any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Borrower or any other guarantor of the Obligations or any action taken with respect to this Guarantee by any trustee, receiver or court in any such proceeding, whether or not the Guarantor shall have had notice or knowledge of any of the foregoing;

          (g) any assignment or other transfer, in whole or in part, of this Guarantee or any of the other Loan Documents;

          (h)  any acceptance of partial performance of the Obligations;

          (i) any consent to the transfer of, or any bid or purchase at sale of, any collateral for the Obligations; or

          (j) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor (other than payment by the Borrower or any other Loan Party of the Obligations).

So long as any of the obligations guaranteed hereunder shall be owing to the Lenders, or any Commitment or Letter of Credit shall be outstanding, the Guarantor shall not, without the prior written consent of the Lenders, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower. The Guarantor understands and acknowledges that by virtue of this Guarantee, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower. As an example and not in any way of limitation, a subsequent modification of the Obligations not consented to by the required number of Lenders under the Credit Agreement in any reorganization case concerning the Borrower shall not affect the obligation of the Guarantor to pay and perform the Obligations in accordance with their respective terms prior to such reorganization case. If claim is ever made upon the Lenders for repayment of any amount or amounts received by the Lenders in payment of the Obligations and the Lenders repay all or any part of said amount, then, notwithstanding any revocation or termination of this Guarantee or any other instrument evidencing the Obligations, the Guarantor shall be and remain liable to the Lenders for the amount so repaid to the same extent as if such amount had never originally been received by the Lenders.

     SECTION 3. WAIVERS. The Guarantor unconditionally waives any defense to the enforcement of this Guarantee, including the following:

          (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest,

                                     -4-
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notices of dishonor and notices of acceptance of this Guarantee;

          (b) any right to require the Lenders to proceed against the Borrower or any other guarantor of the Obligations at any time, to proceed against or exhaust any security held by the Lenders at any time or to pursue any other remedy whatsoever at any time;

          (c) the defense of any statute of limitations affecting the liability of the Guarantor hereunder, the liability of the Borrower or any other guarantor of the Obligations or the enforcement hereof, to the extent permitted by law;

          (d) any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents, any disability of the Borrower or any other guarantor of the Obligations, any manner in which the Lenders have exercised their rights and remedies under the Loan Documents or any cessation from any cause whatsoever of the liability of the Borrower or any other guarantor of the Obligations;

          (e) any defense based upon an election of remedies by the Lenders, including any election to proceed by judicial or nonjudicial foreclosure of any Lien, whether on real property or personal property, or by deed in lieu thereof, whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real-property or personal-property security, that destroys or otherwise impairs any subrogation rights of the Guarantor or any rights of the Guarantor to proceed against the Borrower or any other guarantor of the Obligations for reimbursement, or both (including California Code of Civil Procedure Sections 580a, 580b, 580d and 726);

          (f) any duty of the Lenders to advise the Guarantor of any information known to the Lenders regarding the financial condition of the Borrower or any other circumstance affecting the Borrower's ability to perform its obligations to the Lenders, it being agreed that the Guarantor assumes responsibility for being and keeping informed regarding such condition or any such circumstance;

          (g) any right of subrogation, contribution, indemnity or otherwise against the Borrower that may arise out of or be caused by this Guarantee, all rights and/or claims against the Borrower which may arise against the Borrower by reason of this Guarantee, any right to enforce any remedy that the Lenders now have or may hereafter have against the Borrower and any benefit of, and any right to participate in, any security now or hereafter held by the Lenders;


                                    -5-
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     (h)  any failure by the Lenders to perfect or continue the perfection of any lien or security interest in any collateral, including, but not limited to, the collateral given under the Loan Documents or any failure by the Lenders to protect the property covered by any such lien or security interest;

     (i) any right to interpose any defense, counter-claim or offset of any nature and description which the Guarantor may now have or which may exist between and among the Lenders and the Loan Parties (other than payment by the Borrower or any other Loan Party of the Obligations); and

     (j) in furtherance and not in limitation of the foregoing, the Guarantor waives all rights and defenses arising out of an election of remedies by the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to any mortgages or deeds of trust securing the Obligations from time to time, has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

     SECTION 4. PAYMENTS IN TRUST. If any amount shall be paid to the Guarantor contrary to the provisions of Section 3(g), such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

     SECTION 5. CONTINUING GUARANTEE; SUCCESSORS. The obligations of the Guarantor under this Guarantee and any Guarantor Collateral Documents executed by Guarantor in connection herewith shall continue in full force and effect until the Obligations shall have been fully paid in cash and performed, the Commitments and any Letters of Credit shall have been terminated or shall have expired and the expiration of the period of time during which payments by the Borrower to the Lenders may be deemed to be preferential payments under the United States Bankruptcy Code or other similar applicable laws. This Guarantee shall be binding upon the Guarantor and its successors and assigns (provided that the Guarantor may not assign this Guarantee without the prior written consent of each of the Lenders) and shall inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing, and without notice to the Guarantor, the Lenders may assign or otherwise transfer any of their rights and obligations under the Loan Documents to any other person or entity in accordance with the terms of the Credit Agreement, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Lenders herein or otherwise.

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The term "BORROWER" shall mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable on all or any part of the Obligations.

     SECTION 6. SUBORDINATION. Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the prior payment and performance in full of the Obligations, pursuant to the terms of the Intercreditor Agreement. If the Guarantor shall receive any payments from the Borrower in violation of the preceding sentence, the Guarantor shall act as trustee for the Lenders and immediately pay over to the Agent for the benefit of the Lenders any amounts received by the Guarantor to be applied against the Obligations. However, no such payment shall reduce or affect in any manner the absolute, unconditional and independent liability of the Guarantor hereunder except to the extent such payment is applied against the Obligations.

     SECTION 7. PAYMENTS. It is understood that the Obligations may at any time and from time to time exceed the aggregate liability of the Guarantor hereunder without impairing this Guarantee. The Guarantor agrees that whenever the Guarantor shall make any payment to the Agent for the benefit of the Lenders hereunder on account of the liability hereunder, the Guarantor will deliver such payment to the Agent at the address provided for it in
Section 11 below and notify the Agent in writing that such payment is made under this Guarantee for such purpose. It is understood that the Agent, without impairing this Guarantee, may apply payments from the Borrower to the Obligations or to such other obligations owed by the Borrower to the Lenders in such amounts and in such order as the Lenders in their complete discretion determine. No payment made hereunder by the Guarantor to the Agent or the Lenders shall constitute the Guarantor as a creditor of the Agent, the Lenders or the Borrower.

     SECTION 8. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

          (a) SOLVENCY. The execution and delivery of this Guarantee and the other Loan Documents to which Guarantor is party will not (i) render the Guarantor insolvent under GAAP nor render it Insolvent (as defined below),
(ii) leave the Guarantor with remaining assets which constitute unreasonably small capital given the nature of the Guarantor's business, or (iii) result in the incurrence of Debts (as defined below) beyond the Guarantor's ability to pay them when and as they mature. For the purposes of this Section, "INSOLVENT" means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing Debts as they become absolute and matured. For the purposes of this Section, "DEBTS" includes any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

          (b) FINANCIAL OR OTHER BENEFIT OR ADVANTAGE. The Guarantor hereby acknowledges and warrants that it has derived or expects to derive a financial or other benefit or advantage from the Credit Agreement and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by the Lenders to the Borrower in connection with the Credit Agreement.

          (c) EXISTENCE AND RIGHTS. The Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor has the power and authority and legal right to own its property and to carry on its business as now owned and carried on and in which it proposes to be engaged after the Initial Closing Date and is duly qualified and in good standing in each jurisdiction in which the property owned by it or the business conducted by it makes such qualification necessary (except to the extent the failure to qualify thereunder could not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or business of the Guarantor or its ability to perform under this Guarantee or any other Guarantor Collateral Document executed by the Guarantor (a "MATERIAL ADVERSE EFFECT")) and the Guarantor has the power and authority to make and carry out this Guarantee and the other Loan Documents to which Guarantor is party.

          (d) GUARANTEE AUTHORIZED AND BINDING; COMPLIANCE WITH LAW. The execution, delivery and performance of each of this Guarantee and the other Loan Documents to which the Guarantor is party has been duly authorized and, except as set forth on Schedule 7 to the Credit Agreement, does not require the consent or approval of any Governmental Authority (including, without limitation, the FCC) and is not in contravention of, or in conflict with, any Requirement of Law. The Guarantor is in compliance with all Requirements of Law except to the extent that a failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of this Guarantee and the other Loan Documents to which the Guarantor is party is a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to and limited by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (e) NO CONFLICT. The execution and delivery of this Guarantee and the other Loan Documents to which the Guarantor is party are not, and the performance of this Guarantee and the other Loan Documents to which the Guarantor is party will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which the Guarantor is a party or by which it or any of its property is or may be bound or affected and do not, and will not cause any Lien to be created or imposed upon any such property, other than security interests imposed by the Loan Documents.

          (f) LITIGATION. Except as set forth on Schedule 1 hereto, there is no litigation or other proceeding pending or, to the knowledge of the Guarantor, threatened against, or affecting, it or its properties (a) on the Initial Closing Date with respect to this Guarantee or any other Guarantor Collateral Document executed by the Guarantor or (b) which, if determined adversely to the Guarantor, would, individually or in the aggregate, have a Materially Adverse Effect, and the Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

          (g)  OWNERSHIP OF GUARANTOR.

          a. On the Initial Closing Date, the following Persons have the following ownership interests in the Guarantor:

               (i) The Univision Holding Limited Partnership, a Delaware limited partnership -- 99.99%, and

               (ii) Network Limited Partners, Inc., a Delaware corporation -- 0.01%.

          b. On and after the Second Closing Date (except as otherwise permitted by the Credit Agreement), the following Persons will have the following ownership interests in the Guarantor:

          (i)  The Borrower -- 71.85%; and

          (ii) Sunshine Acquisition, L.P., a California limited partnership -- 28.15%.

     SECTION 9. COVENANTS. The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or any Commitment shall remain in effect or any Letter of Credit shall remain outstanding the Guarantor will, unless the Majority Lenders shall otherwise consent in writing:

          (a) REPORTING REQUIREMENTS. The Guarantor will furnish to the Agent (i) as soon as available and in any event within 90 days after the end of each fiscal year of the

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Guarantor, a copy of the financial statements of the Guarantor for such period and (ii) such other information respecting the financial condition or business of the Guarantor as any Lender, through the Agent, may from time to time request.

          (b) NOTICE OF PROCEEDINGS. The Guarantor will promptly give notice in writing to the Agent of all litigation, arbitral proceedings and regulatory proceedings not otherwise described on Schedule 1 hereto affecting the Guarantor or the properties of the Guarantor, except litigation or proceedings that, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

          (c) LIMITATIONS ON FUNDAMENTAL CHANGES. Except as permitted under the Credit Agreement, the Guarantor shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets.

          (d) LIMITATION ON DISTRIBUTIONS. The Guarantor shall not, and shall not permit any of its Subsidiaries to, except as otherwise permitted pursuant to the Credit Agreement, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its stock or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property.

          (e) COMBINED ENTITIES LOAN AGREEMENT. The Guarantor shall comply with all the terms and provisions of the Combined Entities Loan Agreement.

          (f) MANAGEMENT FEES. The Guarantor shall not, and shall not permit any of its Subsidiaries to, pay any management fees for services rendered, except for the Management Fees and other management fees to Persons not Affiliates for services rendered and incurred in an arm's length transaction and in the ordinary course of the Guarantor's or such Subsidiaries' business. The Guarantor shall make no payment with respect to the Management Fees unless (i) such payment is made in accordance with the terms of its partnership agreement (unless provided otherwise herein), (ii) no Default shall occur and be continuing at the time of and immediately after giving effect to such payment, (iii) such payment shall not result in the aggregate annual Management Fees paid exceeding 3% of Combined Net Time Sales, (iv) such Management Fee is paid no more frequently than quarterly, provided that such quarterly payment shall be subject to adjustment following review of the annual financial statements referred to in Section 5.1(a) of the Credit Agreement, and (v) the Management Fees remain subordinated to the Obligations pursuant to the Intercreditor Agreement. Concurrently with delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) of the Credit Agreement, the Guarantor shall deliver to the Managing Agents a certificate setting forth the calculation of such Management Fees.

      (g) PROGRAM FEES. Televisa shall pay 100% of its portion of all programming costs under the Program Cost Sharing Agreement as follows:

            (A) on the fourth day prior to each calendar quarter commencing with the fourth fiscal quarter of 1996, except as hereinafter set forth, Univisa shall prepay to the Guarantor an amount equal to 100% of its portion of the budgeted program costs for such calendar quarter, which amount shall be either increased or decreased by an amount equal to the difference between the prior quarter's budgeted and actual program costs. (For purposes of illustration only, if the budgeted program costs for quarters 1, 2 and 3 were $5,000,000 each, but the actual program costs for quarter 1 were $6,000,000 and the actual program costs for quarter 2 were $4,000,000, Univisa would prepay (i) $5,000,000 on the fourth day prior to the first day of quarter 1, (ii) $6,000,000 ($5,000,000 budgeted for quarter 2 plus $1,000,000 for cost overage for quarter 1) on the fourth day prior to the first day of quarter 2 and (iii) $4,000,000 ($5,000,000 budgeted for quarter 3 minus $1,000,000 for cost underage for quarter 2) on the fourth day prior to the first day of quarter 3).

            (B) The Guarantor shall be obligated to reimburse Univisa for program costs as follows: (i) thirty days following the final principal payment required to be made on the Loans each calendar year by the Borrower, the Guarantor shall reimburse Univisa for 50% of the amount prepaid by Univisa for the prior 4 calendar quarters (if Univisa is required, as set forth above, to make prepayments) or (ii) at times mutually agreed upon by Univisa and the Guarantor, the Guarantor shall reimburse Univisa for 50% of the actual program costs paid by Univisa (if Univisa is not required to make such prepayments). In addition, as long as Univisa continues to make prepayments, the Guarantor shall make a further payment, if necessary, after the

     Guarantor has received its audited year-end financial statements, equal to 50% of the positive difference between the actual program costs for the fourth calendar quarter and the budgeted program costs for such quarter. After Univisa is no longer required to make prepayments, the Guarantor and Univisa shall make whatever adjustments are necessary, after the Guarantor has received its audited year-end financial statements, to provide that the Guarantor and Univisa shall share 50% each in actual program costs.

     In addition, and subject to the preceding sentence, the Guarantor shall make no payment with respect to Program Fees unless (i) such payment is made in accordance with the terms of the Program Cost Sharing Agreement, (ii) no Default shall occur and be continuing at the time of and immediately after giving effect to such payment and
(iii) the Program Fees shall remain subordinated to the Obligations pursuant to the Intercreditor Agreement.

     SECTION 10. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guarantee or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and otherwise in accordance with Section 9.1 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 11. ADDRESSES FOR NOTICES. All notices, requests and demands or other communications hereunder to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows: if to the Guarantor to it at its address or telecopier number set forth on the signature page hereof, and if to the Agent, to it at the address or telecopier number specified for the Agent in the Credit Agreement; or, as to each party, to it at such other address as shall be designated by such party in a written notice to the other party.

      SECTION 12. NO WAIVER; REMEDIES. No failure on the part of the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     SECTION 13. RIGHT OF SETOFF. In addition to any rights and remedies of the Lenders provided by law, with the prior consent of the Majority Lenders, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7 of the Credit Agreement, without prior notice to the Guarantor, any such notice being expressly waived by the Guarantor to the extent permitted by applicable law, to set off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Guarantor. Each Lender agrees promptly to notify the Guarantor after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 14.  CONSENT TO JURISDICTION.

     (a) The Guarantor, to the extent permitted by applicable law, hereby irrevocably submits to the non-exclusive general jurisdiction of the courts of the States of California and New York, the courts of the United States of America for the Central District of California and the Southern District of New York and appellate courts from any thereof in any legal action or proceeding arising out of or relating to this Guarantee or any other Loan Document to which the Guarantor is or may be a party, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California, New York or federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and any objection to venue of such action or proceeding.

     (b) Nothing in this Section shall affect the right of the Lenders to serve legal process in any manner permitted by law or affect the right of the Lenders to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

     SECTION 15. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

     SECTION 16. COMPLETE AGREEMENT. This Guarantee supersedes any prior negotiations, discussions or communications between the Guarantor and the Lenders and constitutes the entire agreement between the Guarantor and the Lenders with respect to the guarantee of the Obligations.

     SECTION 17. WAIVER OF JURY TRIAL. THE GUARANTOR, THE AGENT, THE MANAGING AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY
OTHER LOAN DOCUMENT TO WHICH THE GUARANTOR IS OR MAY BE A PARTY OR ANY

DOCUMENT EXECUTED IN CONNECTION HEREWITH AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 18. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 19. COUNTERPARTS. This Guarantee may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION 20. COPIES OF CERTIFICATES, ETC. Whenever the Guarantor is required to deliver notices, certificates, opinions, statements or other information hereunder to the Agent or to the Managing Agents for delivery to any Lender, it shall do so in such number of copies as the Agent or the Managing Agents shall reasonably specify.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed by its duly authorized representative as of the date first above written.




                                       THE UNIVISION NETWORK LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                       By:   THE UNIVISION NETWORK HOLDING
                                             LIMITED PARTNERSHIP, a Delaware
                                             limited partnership

                                             By:  Sunshine Acquisition L.P., a
                                                  California limited
                                                  partnership
                                                  its General Partner

                                                  By: Sunshine Acquisition
                                                      Corp., a California
                                                      corporation

                                                  By:
                                                     ----------------------

                                                  Name:
                                                       --------------------

                                                  Title:
                                                        -------------------




                                       Address for Notices:

                                       Chartwell Partners
                                       1999 Avenue of the Stars, Suite 3050
                                       Los Angeles, California 90067

                                       Telecopier: (310) 556-3568
                                       Attention:  Stephen P. Rader, Esq.

                                                                  SCHEDULE 1 TO
                                                                      GUARANTEE



                              GUARANTOR LITIGATION




                                     NONE